Exhibit 10.15

SaverOne 2014 Ltd. (Hereinafter: the “Company”) Compensation Policy January 2021 TLV1 626340903v1

TLV1 626340903v1 2 content matters section Topic Page No 1 Definitions 3 2 Purpose and Scope of Policy 3 3 Principles Guiding the Examination and Determination of Appointment and Employment Terms of Officers 4 4 Compensation Package Structure 6 5 Fixed compensation 7 6 Benefits and Conditions Associated with Fixed Compensation 9 7 Performance - Dependent Bonus (Grant) 9 8 Equity compensation 12 9 A signing bonus 13 10 Termination conditions 14 11 Exemption , indemnity and insurance 15

TLV1 626340903v1 3 1. Definitions " The Stock Exchange " The Tel Aviv Stock Exchange The “Companies Law” The Israeli Companies Law 5759 - 1999 " Officer " General manager, chief executive officer, deputy to the general manager, assistant general manager, any incumbent in the Company even if their degree is different, as well as a director or manager subordinate directly to the general manager. “ Amendment No. 20 " ,)amendment No. 20 ( 5773 - The Companies Law 2012 ; “ Appointment and Employment Terms” The terms of appointment and employment of a job holder, including granting exemption, insurance, commitment to indemnification or indemnification according to indemnification permit, retirement grant, and any benefit, other payment, or commitment to payment as mentioned, provided for by appointment or contract as mentioned " Companies Regulations (General Regarding Compensation Regulations Compensation and Expenses for an External Director), “ 5760 - 2000 2. P urpose and Scope of Policy 1. Pursuant to Amendment No. 20, the Company is required to establish a compensation policy for Officers of the Company or a subsidiary of the Company (if

TLV1 626340903v1 4 any) (the “ Policy " or the “ Compensation Policy ") . 2. This document is intended to define and specify the Company's policy regarding the compensation of its current or future Officers . The establishment, publication, and submission to the general meeting's approval, in accordance with the Companies Law provisions, are intended to enhance transparency regarding the compensation of Officers in the Company and to improve the shareholders' ability to express their opinion and influence the Compensation Policy of Officers of the Company . 3. In addition, the Policy is tailored to the Company's objectives and long - term work plan and is intended to assist the following goals : 1. The Company's ability to retain and recruit senior managers and individuals capable of leading the Company to significant achievements and addressing the challenges it faces ; 2. Creating a work environment with incentives that encourage, among its Officers, motivation to achieve the Company's goals in the short and long term, all in accordance with the Company's business plan, while taking reasonable risks and in accordance with the risk policy established by the Company's board of directors from time to time ; 3. Striking a fair balance among different components of compensation in determining the terms of appointment and employment of Officers of the Company ; 4. Preserving and strengthening the trust of shareholders and potential investors in the Company . 4. In accordance with the provisions of the Companies Regulations (Facilitation Relating to the Obligation to Establish a Compensation Policy), 5773 - 2013 , the Policy's applicability shall commence on the date of its approval by the general meeting of the Company's shareholders, by the majority required under Section 267 A(b) of the Companies Law, and until five (5) years from the date of its issuance

TLV1 626340903v1 5 to the public pursuant to the prospectus to which this Compensation Policy is attached . This provision does not derogate from the compensation committee and the board of directors' obligation to periodically review the need to update the Compensation Policy, according to the Company's needs . 2 . 5 . The Compensation Policy shall apply to current and future Officers of the Company . 3. Principles Guiding the Examination and Determination of Appointment and Employment Terms of Officers 1. Within the framework of examining the appointment and employment terms of Officers of the Company, the Compensation Committee and the Board of Directors shall evaluate the qualifications, skills, expertise, professional experience, and achievements of the Officer or the candidate to be an Officer in the Company, as relevant . Additionally, the Compensation Committee and the Board of Directors shall assess the Officer's (or the candidate to serve as an Officer of the Company) familiarity with the Company and familiarity with the market and environment in which it operates . 2. Without derogating from the above, the following parameters shall be examined: 1. The role filled or to be filled in the Company, its areas of responsibility, and the scope of its service; 2. The expected contribution of the Officer to the advancement of the Company's long - term goals and business; 3. Previous salary agreements signed with the Officer; 4. The compensation package, considering the Company's risk management considerations and long - term goals; 5. The financial status of the Company and its operational results; and 6. The ratio between the compensation of the Officer and the average and

TLV1 626340903v1 6 median salaries of other employees in the Company (including contracted workers employed by the Company, as defined in Section 3 of Part A of the First Schedule of the Companies Law) . The Board believes that maintaining reasonable and fair wage differentials within the Company's management hierarchy (from the CEO level and above) and other employees is important for maintaining good working relationships within the Company . Additionally, compensation and management incentives are important for the Company's profitability, success, and achievement of its business goals . The Board examined the relationship between the appointment and employment terms of each Officer and the average and median cost of employment of other Company employees . As of the approval date of the Company's Compensation Policy, the ratio between the compensation of the CEO and the Officers who are subordinate to the CEO (on average) to the average compensation in the Company is 1 . 9 , and the ratio between the compensation of the CEO and the Officers who are subordinate to the CEO (on average) to the median compensation in the Company is 1 . 5 . The Board found these ratios to be reasonable, consistent with market norms, and not affecting employment relations within the Company . 3. Comparison to market acceptable salaries - if necessary, at the discretion of the Compensation Committee, a comparison shall be made to the market acceptable salaries relevant to similar positions in similar companies when determining the compensation of Officers, all as relevant . For the purpose of comparison, if made, companies will be selected if a reliable and complete information can be collected regarding the salaries of their Officers, satisfying to as many of the following criteria as possible : 1. Companies operating in the same industry as the Company or in closely related industries as much as possible .

TLV1 626340903v1 7 2. Companies traded on the stock exchange with a market value similar to that of the Company . 3. Companies traded on the same index on the stock exchange on which the Company is traded at the time of the comparison . 4. Companies with financial data similar to the financial data of the Company, such as annual profit/loss, annual gross profit, equity, and research and development expenses . 5. Companies employing human resources in volumes similar to those of the Company . For this section, "similar" shall be considered even if there is a deviation of 50% , up or down, in any criterion compared to the relevant data of the Company . 4. In accordance with the law, a non - material change in the employment terms of an Officer of the Company who is not a director and not the CEO, shall be approved by the Company's CEO and shall not require the approval of the Compensation Committee . For the purpose of this section, "non - material" means above 5 % of the total fixed components of the compensation in a year in terms of employer cost . 5. In cases permitted by law, concerning Officers who are not controlling shareholders or their relatives, leniencies in their appointment and employment terms may be applied . This compensation policy shall be deemed to include such leniencies, starting from their entry into force, subject to the approval of the Company's Compensation Committee . 6. An Officer of the Company may be employed as an employee or alternatively provide services to the Company through a Company owned by such Officer, provided that the total expenses of the Company for the transaction or receipt of services as aforementioned, do not exceed the amount approved by the

TLV1 626340903v1 8 Compensation Committee and the Board of Directors of the Company . For the purpose of this clause, a "service provider" shall be defined as a provider of services personally or through a Company (or other entity) in which the Officer holds more than 25 % of the control means or is part of the core control of that Company (or other entity) . 4. Compensation Package Structure 1. The appointment and employment terms of Officers include all of the following: 1. Fixed compensation; 2. Benefits and acCompanying conditions to the fixed compensation; 3. Performance - based compensation (bonus); 4. Equity compensation (compensation in options or other securities of the Company); 5. Retirement provisions; and 6. Exemption, insurance, and indemnification. 2. The compensation package shall be determined and tailored to the position filled by the Officer according to the role that the Officer fulfills and shall include the following components, as detailed below : Exemption, Insurance, and Indemnification Retirement Provisions Equity Compensation Bonus Benefits and Perks Fixed Compensation Role/Group + - + + + + Chairperson of the Board

+ - + + + + Board Member + + + + + + CEO + + + + + + Vice President or Officer subordinate to the CEO 4 . 3 . In order to ensure consistency among all components of compensation, the maximum range between the various components of the total compensation package for a given year for office holders in the Company is expressed in the following table (it should be noted that this describes the ratio of the various components to the maximum base salary described in the table in Section 5 below) : Equity - based Variable Compensation 1 Performance - based Variable Compensation Social Benefits and Perks Base Compensation Position % 300 25% 0% 100% Chairperson of the Board 150% 25% 0% 100% Board Member % 300 50% 50% 100% CEO ** % 300% 50 50% 100% Vice President or Officer subordinate to the CEO** .The rates are in relation to the base salary 1 TLV1 626340903v1 9

TLV1 626340903v1 10 Notwithstanding the foregoing and in accordance with the provisions of Section 7 . 14 below, a board member shall be entitled to a special grant subject to the decision of the board of directors and the compensation committee, and under the approval of the shareholders' meeting of the Company, without prejudice to other components of their salary . 5. Fixed Compensation 1. Table of Concentration of Fixed Compensation for Position Holders Maximum Fixed Compensation Gross Position Up to a maximum of 40,000 NIS per month Chairperson of the Board Up to the maximum salary for a specialized external director as stipulated in the Compensation Regulations Board Member Up to a maximum of 90,000 NIS per month CEO ** Up to a maximum of 60,000 NIS per month Vice President or Officer subordinate to the CEO** *An active chairman is a chairman of the board whose scope of service is not less than 70% of a full - time position (100%). The maximum fixed compensation for an active chairman as stated in the table will not be subject to his actual scope of service in the Company.

TLV1 626340903v1 11 ** The amounts listed are for a full - time position ( 100% ) . 2. Active Chairman An active chairman of the board may be entitled to a fixed compensation as detailed in section 5 . 1 above . If necessary, according to the discretion of the compensation committee, a comparison will be made to the market - accepted salary for a similar role in similar companies when determining the compensation of the chairman of the board, all as deemed relevant . It is clarified, however, that the chairman of the board shall be entitled to a fixed compensation different from that of other board members serving in the Company only when he serves as an "active chairman of the board", meaning that his responsibilities and role also involve active work within the Company, such as meetings with investors, active involvement in the day - to - day operations of the Company, etc . , all in accordance with the terms of the agreement/service contract signed between him and the Company . 3. Board Members 1. Board members shall be entitled to a fixed compensation as determined in accordance with the regulations, and according to the Company's equity level as defined in the Compensation Regulations (as it may be from time to time) . For the avoidance of doubt, the Company reserves the right to pay a higher compensation to a specialist director (as defined in the Compensation Regulations) . 2. It should be noted that if a director in the Company is also an employee or service provider of the Company, in any capacity whatsoever, regardless of his title, he shall not be entitled to compensation for his participation in board meetings . For the purposes of this section, a director who is subject to doubt regarding whether he provides services to the Company or not shall declare before the compensation committee, upon their request, that he does not provide services personally and does not provide them through a Company in

TLV1 626340903v1 12 which he holds controlling interest or 25 % of the issued capital . For the purpose of this section, a "service provider" shall be defined as a person who provides services personally or through a Company (or other entity) in which the director holds more than 25 % of the control or is part of the controlling core of that Company (or other entity) . 5 . 3 . 3 . Notwithstanding the foregoing, the Company, after obtaining all required approvals by law, may determine a different salary for directors in the Company, if deemed necessary by the Company in light of the relevant director's necessity, all in accordance with the framework of the fixed compensation detailed in section 5 . 1 above . Additionally, according to the provisions of section 7 . 14 below, a director may be entitled to a special grant . 4. CEO, Vice President, or Directly Subordinate to the CEO 1. For the purposes of this section - "CEO", "Vice President", "Manager Directly Subordinate to the CEO", all together shall be referred to as : "Manager" or "Managers", as applicable . 2. The amount of fixed compensation for Managers shall be determined, among other factors, in accordance with the provisions of sections 3 . 1 and 3 . 2 above and shall not exceed the amount specified in the table in section 5 . 1 above . 3. A dditionally, if necessary, according to the discretion of the compensation committee, a comparison will be made to the market - accepted salary as detailed in section 3 . 3 above . 6. Benefits and Conditions Associated with Fixed Compensation All the benefits and conditions listed below are maximum benefits and conditions.

TLV1 626340903v1 13 Vice President or Officer subordinate to the CEO CEO Benefit / AcCompanying Condition Level 4 vehicle Level 5 vehicle Car Yes Yes Car Value Allowance Yes Yes Mobile Phone Yes Yes Mobile Phone Allowance 22 22 Vacation Days Yes, for two years Yes , for two years Accumulation of Vacation Days By law By law Rehabilitation Days yes yes Education Fund (Employer's Contribution: 7.5%; Employee's Contribution: 2.5%) yes Yes Pension Insurance by Law Expense Yes against invoices Yes against invoices Reimbursement in Role Up to 12 months Up to 12 months Non - Compete Period 7 . Performance - Dependent Bonus (Grant) Granting bonuses to Officers and active board chairperson is intended to incentivize Officers and the active board chairperson in achieving long - term goals and objectives that serve the business success and strategic plan of the Company, as determined from time to time by the Company's board of directors . The success of the Company creates a shared interest with its existing Officers, as its success is also theirs .

TLV1 626340903v1 14 After receiving recommendations from the compensation committee, the Company's board of directors may establish an annual bonus plan for Officers of the Company and the active board chairperson, based on the annual budget approved by the board of directors, all as detailed below . 1. Any payment made to an Officer in accordance with the bonus plan shall not be considered part of the fixed compensation and shall not serve as a basis for calculation, entitlement, or accumulation of any associated rights . 2. The bonus plan shall be approved individually for each Officer or active board chairperson, and the Company's management is authorized not to include a particular Officer or the active board chairperson in the bonus plan . 3. An Officer/active board chairperson shall be entitled to a bonus only if they have worked in the Company (or, in the case of the active board chairperson, served in their position) for a minimum period of 6 months prior to the grant of the bonus . 4. The maximum bonus for achieving all the objectives detailed below shall be calculated based on the December monthly salary, as follows : 1. CEO – up to 6 monthly salaries; 2. Active Board Chairperson – up to 6 monthly salaries; 3. Deputy CEO, Officers subject to the CEO – up to 6 monthly salaries . 5. The bonus plan for Officers (excluding the CEO and active board chairperson) shall be based on objectives determined in advance by the compensation committee and the board of directors each year, as detailed below : 1. Corporate General Objectives : A bonus based on criteria such as meeting Company expenditure targets, capital raising, adherence to product development plans, business development, achieving regulatory milestones, sales . The corporate general objective shall include at least one and no more

TLV1 626340903v1 15 than three of the aforementioned criteria . The weight given to the corporate general objective shall be between 30 % and 50 % of the total bonus amount . 2. Measurable Personal Objectives : These objectives shall be individually determined by the CEO (for Officers at the deputy CEO level, Officers subject to the CEO, or CEO in a subsidiary), based on measurable parameters related to the professional responsibility of each Officer of the Company . Measurable personal objectives may include up to three personal objectives . The weight given to measurable personal objectives shall be between 30 % and 50 % of the total bonus amount . 3. Managerial Discretion : The performance evaluation of Officers at the deputy CEO level (including deputy CEO, Officers subject to the CEO, or CEO in a subsidiary) shall be conducted by the Company's CEO . The performance evaluation of each Officer shall consider their contribution to the Company during the year for which the bonus is paid, separately from financial and personal metrics . The weight given to managerial discretion shall not exceed 30 % of the total bonus amount . Notwithstanding the provisions of section 7 . 5 above, the compensation committee and the Company's board of directors may approve a grant to an Officer subject to the CEO, which does not exceed the maximum grant as detailed in section 7 . 4 . 3 above, based on criteria not measurable according to the provisions of the Companies Law (Amendment No . 1 ) . 7 . 6 . The bonus plan for the CEO shall be based on objectives determined in advance by the compensation committee and the board of directors each year, as detailed below :

TLV1 626340903v1 16 1. Corporate General Objective as detailed in section 7 . 5 . 1 above . The weight given to the corporate general objective shall be between 0 % and 100 % of the total bonus amount . 2. Managerial Discretion (based on criteria not measurable) : The CEO's performance evaluation shall be conducted by the compensation committee and the board of directors . The weight given to the discretion of the appointed evaluator shall not exceed 20 % of the total bonus amount . 7. The bonus plan for the active board chairperson shall be based on personal objectives and measurable corporate objectives, determined in advance by the compensation committee and the board of directors each year, and shall be in accordance with the achievement of the aforementioned objectives . The bonus shall be submitted for approval to the general meeting with a regular majority vote . 8. The compensation committee and the Company's board of directors shall determine the weighting of each criterion in the corporate general objectives and the measurable personal objectives (as applicable) at their discretion, provided that a minimum threshold for objective achievement shall be set at no less than 30 % of the total objectives in order to receive any amount from the bonus . 9. The compensation committee and the Company's board of directors have full authority to reduce or not pay the bonus if they find that the Company's financial situation significantly deteriorates or does not allow payment as stipulated . 10. One - time Grant The Company's board of directors, upon the recommendation of the compensation committee, may grant a one - time bonus to an Officer for an event or events significant to the Company that are not included in the objectives detailed in section 7 . 5 above . The amount of the one - time grant shall not exceed three times the fixed bonus (monthly) . In the event of a change in control of the Company, directors of the Company shall be entitled to receive a one - time grant up to the annual fixed

TLV1 626340903v1 17 compensation of the directors . 11. If, after payment of the annual bonus or the one - time bonus, it is found that the bonus calculation was based on data found to be erroneous due to inadvertent errors and subsequently corrected in the financial reports of the Company during a period of three consecutive financial reports following the bonus payment date, Officers shall return to the Company the portion of the bonus paid to them, which was based on erroneous data, within 6 months from the date of publication of the corrected financial reports . The amount refunded by Officers shall be linked to the Consumer Price Index from the date of publication of the corrected reports until the actual repayment date . 12. After receiving approval from the compensation committee, the board of directors may convert the annual bonus to which an Officer is entitled into stocks or options of the Company, provided that their economic value is equivalent to the annual bonus . 13. The total annual bonus and the one - time bonus in section 7 shall not exceed 9 monthly salaries for the CEO or active board chairperson and 9 monthly salaries for deputy CEO and Officers subject to the CEO . 14. Special Director Bonus The Company's board of directors, upon the recommendation of the compensation committee, may grant a special bonus to a director for an event or events significant to the Company . The amount of the special bonus shall not exceed four times the monthly salary of the CEO at the time of granting the special bonus . The special bonus shall be subject to approval by the shareholders' general meeting . " A significant event " in this section refers to an event that is not part of the Company's regular business operations, which the Company's board of directors believes that one or more of its members invested special effort in, and that the special effort bore fruit that the Company's board of directors believes is essential to the Company, and that there is a direct and substantial connection between the success of the Company and the special effort.

TLV1 626340903v1 18 8. Equity Compensation As part of the terms of appointment and engagement Officers in the Company, the Company incorporates into the compensation package a component of monetary reward. Such a reward serves as an incentive for Officers by sharing in the profits and economic success of the Company. Additionally, this reward contributes to strengthening the attachment of Officers to the Company, ensuring their continued presence and investment in its future. The monetary reward component fosters a sense of vision among Officers who aspire to be part of the Company's success and to reap a share of its profits. Moreover, the monetary reward component enables the Company to employ skilled workers while dispersing the burden of salary expenses, thereby reducing the cash flow burden on the Company. By reducing the expense burden as mentioned, the monetary reward component allows the Company to allocate investments and take risks, as defined by the Company's board of directors, by entering into additional and new projects. Recognizing the inherent benefits in the monetary reward component as part of the comprehensive salary package of Officers of the Company, the Company is entitled to include in the compensation package of Officers a component of monetary reward, as follows : 1. The options allocated to Officers will be allocated in accordance with the Company's options plan submitted by the Company to the tax authorities on August 25 , 2015 , or in accordance with an options plan approved by the Company's board of directors from time to time, to the maximum extent possible under the provisions of Section 102 of the Income Tax Ordinance [New Version] 1961 , and will not be listed for trading on the stock exchange . 2. The value of the options, at the time of grant, according to the Black - Scholes model or according to the binomial model, will not exceed the fixed proportion specified in the table in Section 4 above of the maximum fixed annual reward amount of the Officer specified in Section 5 above .

TLV1 626340903v1 19 3. The exercise price determined for the options will be determined according to the average price of the Company's stock over a period of three (3) months to thirty (30) trading days prior to the date of approval of the grant by the board of directors, according to the decision of the board of directors . In special cases where determined, the Company's board of directors may set an exercise price based on the stock price on a certain day, if the compensation committee and the Company's board of directors believe that an exercise price should be set as stated from the start of the engagement of the Officer by the Company . It is clarified that the Company's board of directors or its general meeting, as applicable, shall be entitled, at their discretion, to determine any other exercise price that exceeds the exercise price stated above . 4. The vesting period of the options granted to Officers will not be less than three years, with quarterly vesting so that at the end of each quarter the relative portion of the options allocated to Officers will vest . It is clarified that the vesting period will apply as long as the Officer is employed by the Company . However, the Company's board of directors may decide that a proportional part of the total options granted to the Officer will vest immediately, provided that such part does not exceed an amount representing 50% of the total options granted to the Officer. 5. In the event that the employment relationship between the employee and the employer terminates or the contract between the Officer and the Company terminates, the expiration date of the options that have vested will not exceed a period between three months and six months from the date of termination of the employment relationship or termination of the contract, as applicable . The Company's board of directors, after receiving the recommendation of the compensation committee, shall have the discretion to extend this period, provided that the extended period does not exceed one year . In the event of termination of

TLV1 626340903v1 20 the employment relationship due to the dismissal of the Officer, the expiration date of the options shall not exceed one year. 6. The Company's board of directors shall have the discretion to decide whether to accelerate the vesting of the options granted to Officers in the following events: 1. Acquisition of control of the Company by a third party; 2. Merger of the Company, as defined in the Companies Law; 3. Transaction for the acquisition of a substantial asset by the Company ; 4. Significant investment event in the Company . It is clarified that the determination of a "significant" investment shall be made by the Company's board of directors ; 5. Sale or grant of an exclusive license to the majority of the Company's intellectual property . 9. Signing Bonus 1. The Company may, under circumstances approved by the compensation committee and by the Company's board of directors as exceptional circumstances, offer a signing bonus to a new hire in the Company . 2. The amount of the signing bonus shall not exceed the amount of 2 monthly gross salaries as determined in relation to the relevant position . The Company may determine that the new hire shall be required to repay all or part of the signing bonus granted to him/her, as long as the new hire does not complete the minimum tenure in the Company . 10. Termination Conditions In the event of termination of employment of the Officer by the Company (not due to

TLV1 626340903v1 21 "cause" as defined in the employment/service agreement signed with the Officer), or in the event of resignation of the Officer from the Company under circumstances requiring severance pay according to the law, in addition to the severance pay that the Company is obligated to pay the Officer according to the law, the Company, with the approval of the compensation committee and the Company's board of directors, is entitled to pay the following payments to the Officer: 1. Advance Notice 1. The period of advance notice for each Officer shall be determined by the compensation committee and the Company's board of directors, prior to the signing of the employment agreement with the Officer, provided that it does not exceed a period of 6 months . 2. During the advance notice period, the Officer shall be required to continue to fulfill his duties, unless the Company's board of directors decides to release him from this obligation . In such a case, the Officer shall be entitled to continue under all terms of the appointment and employment without any changes . 3. Payment for the advance notice period shall not exceed the amount specified below : Up to 4 salaries CEO or CEO of a subsidiary Company Up to 3 salaries Vice President or Officer subordinate to the CEO** 10 . 1 . 4 . The salary to be paid during the advance notice period shall be calculated based on the last salary (and on the fixed compensation only, i . e . , excluding any bonuses paid to the Officer, but including related social conditions) paid

TLV1 626340903v1 22 to the Officer prior to his termination/resignation in a manner that benefits severance pay entitlement. 2. Retirement Grant 1. The compensation committee and the board of directors of the Company shall be entitled to approve a pension grant payment to Officers upon their retirement, provided that the retirement grant amount shall not exceed the following : Worked in the Company Over One Year Worked in the Company Up to One Year Position Up to 3 Monthly Salaries Up to 1 Monthly Salary CEO Up to 3 Monthly Salaries Up to 1 Monthly Salary Deputy CEO or other Officer Up to 3 Monthly Salaries Up to 1 Monthly Salary Active chairperson of the board 2. In the event of a change in control (as defined below), the detailed pension grant in the table above may increase by up to 50% . For the purposes of this provision, "change in control" shall include any event such as the sale of control of the Company to a third party, merger of the Company with another Company, or sale of the majority or all assets of the Company . 3. In considering whether to grant a one - time retirement benefit as specified above, the compensation committee and the board of directors, based on the recommendation of the chairman of the board (in the case of a CEO) or the

TLV1 626340903v1 23 CEO (in the case of a vice president), shall examine the Officer's contribution to the Company and advancement of its goals, emphasizing specific activities and projects managed or entrusted to him/her, the degree of meeting personal goals set for him/her, if any, and the degree of meeting goals set in the Company's budget . 10 . 2 . 4 . The retirement grant shall be paid upon termination of the employment relationship, based on the last salary (and on the fixed compensation only, i . e . , excluding any bonuses paid to the Officer) paid to the Officer prior to his termination/resignation in a manner that benefits severance pay entitlement . 10 . 3 . The board of directors may, upon receiving approval from the compensation committee, convert the grants as detailed in Sections 10 . 2 and 10 . 3 into stocks or options of the Company, provided that their economic value remains equal to the grants converted . 11. Exemption, Indemnification, and Insurance Officers of the Company shall be entitled to receive an exemption and indemnification letter from the Company, the terms of which shall be in accordance with the provisions of the Companies Law, and as may be in the Company from time to time according to the Company's regulators under the law, from time to time . In addition to the above, Officers in the Company shall be entitled to be included under an officers insurance policy that the Company may acquire during its regular business activities, covering liabilities of the directors and Officers of the Company and its subsidiaries, as may be from time to time, including directors and Officers who are or may be considered controlling shareholders in the Company, all in the framework of an "umbrella transaction" as defined in the Companies Regulations (Facilitation of Transactions with Interested Parties), 5760 - 2000 , within a liability limit of up to USD 10 million per insurance year, with an annual premium and self - participation according to market conditions at the time of policy issuance, provided that the cost is not significant to the Company .